UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   Form 8-K/A

                                 CURRENT REPORT

                                (AMENDMENT NO. 1
                 to Form 8-K previously filed December 13, 2002)

                     Pursuant to Section 13 or 15(d) of the
                         Securities exchange Act of 1934


                Date of Report (Date of earliest Event Reported)
                   June 12, 2002 (Resignations of Directors)
                and December 4, 2002 (Change in Accounting Firm)


                        Commission file Number 000-26839


                                SNAP2 CORPORATION
                      (f/k/a) White Rock Enterprises, Ltd.
             (exact Name of Registrant as Specified in its Charter)


               Nevada                                          88-0407246
    (State of other jurisdiction of                         (I.R.S. Employer
     incorporation or organization)                       Identification Number)


    6767 West Tropicana Avenue, Suite 203
           Las Vegas, Nevada                                     89103
(Address of principal executive offices)                       (Zip Code)


                                 (702) 241-1061
                (Registrant's Executive Office Telephone Number)

ITEM 1. CHANGES IN CONTROL OF REGISTRANT:

     Not applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS:

     Not applicable.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP:

     Not applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT:

     On December 4, 2002, the Company's Board of Directors made a decision to terminate the services of KPMG, LLP (KPMG) of Des Moines, Iowa as the Company's independent auditors. The termination of KPMG resulted from a business decision made by the Board of Directors because of cost considerations.

     The Company formally notified KPMG of the Board's decision, concurrent with the Board action. The Company has furnished KPMG with a copy of the draft of this Form 8-K. The Company has requested KPMG to provide a letter addressed to the SEC stating that it agrees with the statements in the immediately preceding paragraph. Said letter is being filed as Exhibit 16.1 in this amendment to Form 8-K.

     No accountant's report on the financial statements for either of the past two (2) years contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles, except for a going concern opinion expressing substantial doubt about the ability of the Company to continue as a going concern.

     During the Company's two most recent fiscal years (ended September 30, 2001 and 2000) and from September 30, 2001 to the date of this Report, there were no disagreements with KPMG on any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure. There were no reportable events, as described in Item 304(a)(1)(v) of Regulation S-K, during the Company's two most recent fiscal years (ended September 30, 2001 and 2000) and from September 30, 2001 to the date of this Report.

     On December 4, 2002, the Company's Board of Directors approved the retention of the accounting firm of S. W. Hatfield, CPA of Dallas, Texas as its independent auditors for the fiscal year ending September 30, 2002. During the Company's two most recent fiscal years ended September 30, 2002, and the subsequent interim periods through the date of this Report, the Company did not consult with S. W. Hatfield, CPA regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

ITEM 5. OTHER EVENTS:

     None.

ITEM 6. RESIGNATIONS OF DIRECTORS:

     The following directors of Registrant have resigned as of the dates indicated.

             Name                                   Date
             ----                                   ----
        Antony Hoffman                            06/12/02
        Mark Malinak                              06/13/02
        Mike Hennel                               07/08/02
        Sheldon Ohringer                          08/09/02

     None of the resignations were related to disagreements with Registrant or its management but were undertaken primarily as a result of the financial difficulties of the Registrant.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS:

     (c) Exhibits

      Exhibit No.                            Description
      -----------                            -----------
         16.1              Letters regarding change in certifying accountant

     No financial statements or exhibits are being filed herewith.

ITEM 8. CHANGE IN FISCAL YEAR:

     Not applicable

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment No. 1 to Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                SNAP2 CORPORATION
                                (f/k/a) White Rock Enterprises, Ltd.



                                By /s/ Dean R. Grewell, III
                                  -------------------------------------
                                  Dean R. Grewell, III
                                  President

Date: March 4, 2003